Exhibit 10.jj
HUBBELL INCORPORATED
EXECUTIVE DEFERRED COMPENSATION PLAN
Effective January 1, 2008

i

PURPOSE
     The purpose of this Plan is to provide nonqualified deferred compensation to a select group of management or highly compensated Employees of Hubbell Incorporated, a Connecticut corporation, and its subsidiaries. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
     This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention.
ARTICLE I.
DEFINITIONS
     For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
     1.1 “Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant’s Annual Accounts. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
     1.2 “Annual Account” shall mean, with respect to a Participant, an entry on the records of the Employer equal to (a) the sum of the Participant’s Annual Deferral Amount, Company Contribution Amount (if any) for any one Plan Year, plus (b) amounts credited or debited to such amounts pursuant to this Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year. The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
     1.3 “Annual Deferral Amount” shall mean that portion of a Participant’s Bonus, that a Participant defers in accordance with Article III for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.
     1.4 “Base Salary” shall mean the base or regular cash salary relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards and automobile and other allowances paid to a Participant for services rendered (whether or not such amounts are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

     1.5 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article X, that are entitled to receive benefits under this Plan upon the death of a Participant.
     1.6 “Board” shall mean the board of directors of the Company.
     1.7 “Bonus” shall mean any cash incentive or bonus compensation, in addition to Base Salary, earned by a Participant under any Employer’s annual bonus and cash incentive plans, but shall not include any stock options, stock appreciation rights, restricted stock, commissions or fringe benefits. A Participant’s Bonus shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.
     1.8 “Change in Control of Employer” shall mean the any one of the following with respect to a Participant employed by that Employer:
          (a) The date that the Company no longer owns at least 50% of the outstanding equity securities of the Employer (other than the Company); provided, that on such date, there occurs a “change in control event” with respect to the Employer under Treas. Reg. §1.409A-3(i)(5); or
          (b) A sale of substantially all of the assets of the Employer which qualifies as a change in a substantial portion of the Employer’s assets under Treas. Reg. §1.409A-3(i)(5)(vii).
     1.9 “Change of Control of Hubbell” means the first to occur of any one of the following:
          (a) Continuing Directors during any 12 month period no longer constitute a majority of the Directors;
          (b) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi)(D)), acquires (or has acquired within the 12 month period ending on the date of the last acquisition by such person or persons) directly or indirectly, thirty percent (30%) or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of the Company’s directors; provided that this Section 1.9(b) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by an Employer or any affiliate of the Company;
          (c) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires ownership (including any previously owned securities) of more than fifty percent (50%) of either (i) the voting power value of the then outstanding securities of the Company entitled to vote for the election of the Company’s directors or (ii) the fair market value of the Company; provided that this Section 1.9(c) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by an Employer or any affiliate of the Company; or
          (d) A sale of substantially all of the Company’s assets.
Provided, that the transaction or event described in subsection (a), (b), (c) or (d) constitutes a “change in control event,” as defined in Treas. Reg. §1.409A-3(i)(5).
     1.10 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
     1.11 “Committee” shall mean the committee described in Article XIII.
     1.12 “Company” shall mean Hubbell Incorporated, a Connecticut corporation, and any successor to all or substantially all of the Company’s assets or business.
     1.13 “Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4(a).
     1.14 “Continuing Director” shall mean any individual who is a member of the Company’s Board of Directors on December 9, 1986 or was designated (before such person’s initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.
     1.15 “Director” shall mean a member of the board of directors of the Company.
     1.16 “Disability” or “Disabled” shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration. A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section.
     1.17 “Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s vested benefits will become eligible for distribution. Except as otherwise provided in the Plan, a Participant’s Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles IV through VI, as applicable.

     1.18 “Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.
     1.19 “Eligible Employee” shall mean a person who (for any Plan Year or portion thereof) is: (1) an Employee of an Employer; (2) subject to U.S. income tax laws; and (3) designated by the Committee as eligible to participate in the Plan, or a member of a group of Employees designated by the Committee as eligible to participate in the Plan, as determined from time to time.
     1.20 “Employee” shall mean a person who is an employee of an Employer.
     1.21 “Employer(s)” shall mean:
          (a) except as otherwise provided in part (b) of this Section 1.22, the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired), and
          (b) for the purpose of determining whether a Participant has experienced a Separation from Service:
               (i) the entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and
               (ii) all other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b), or as applicable, however substituting 50% for wherever 80% appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).
     1.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
     1.23 “401(k) Plan” shall mean, the Hubbell Incorporated Employee Savings and Investment Plan as it may be amended from time to time, or any successor thereto.
     1.24 “Participant” shall mean an Employee who has an Account Balance under the Plan.
     1.25 “Performance-Based Compensation” shall mean compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(e).
     1.26 “Plan” shall mean the Hubbell Incorporated Executive Deferred Compensation Plan, as set forth herein as amended from time to time, and by any other documents that together with this document define a Participant’s rights to amounts credited to his or her Account Balance.
     1.27 “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
     1.28 “Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h).
     1.29 “Trust” shall mean one or more trusts established by the Company in accordance with Article XIII.
     1.30 “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances.
ARTICLE II.
SELECTION, ENROLLMENT, ELIGIBILITY
     2.1 Designation by Committee. Participation in the Plan shall be limited to Eligible Employees. The Committee shall designate the Employees or groups of Employees who are eligible to participate in the Plan.
     2.2 Enrollment and Eligibility Requirements; Commencement of Participation.
          (a) As a condition to participation, each Eligible Employee shall complete, execute and return to the Committee an Election Form by the deadline(s) established by the Committee in accordance with the applicable provisions of this Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.
          (b) Each Eligible Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines that the Eligible Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.
          (c) If an Eligible Employee fails to meet all requirements established by the Committee within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

          (d) A Participant shall not be permitted to make any deferrals to the Plan, if he ceases to be an Eligible Employee. If a Participant ceases to be an Eligible Employee then his Accounts will remain in and continue to be subject to the provisions of the Plan until fully distributed from the Plan and the Participant has no further Account Balance.
ARTICLE III.
DEFERRAL COMMITMENTS/COMPANY CONTRIBUTION AMOUNTS/
VESTING/CREDITING/TAXES
     3.1 Maximum Deferral.
          (a) Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, a percentage of his or her Bonus, up to such percentage as is determined by the Committee from time to time (such percentage not to exceed 50%); provided, however, that the amount deferred under the Plan shall be only the amount that is in excess of the sum of (i) the amount first elected to be deferred into the 401(k) Plan for such Plan Year (regardless of any subsequent changes to such election during the Plan Year), (ii) the amount necessary for the Employer to satisfy any income and employment tax withholding obligations with respect to such Participant for such Plan Year, and (iii) the contributions by the Participant to or any other employee benefit plan of the Employer.
          (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, then to the extent required by Section 3.2 and Code Section 409A and related Treasury Regulations, the maximum amount of the Participant’s Bonus that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages elected by the Participant to the portion of such Bonus attributable to services performed after the date that the Participant’s deferral election is made.
          (c) Limitation on Bonus Deferral. Notwithstanding subsection (a), a Participant’s deferral of Bonus for a Plan Year shall not be greater than the excess, if any, of: (i) the sum of the Participant’s Base Salary for such Plan Year and the Participant’s Bonus for such Plan Year, over (ii) the limitation imposed on the Participant’s annual compensation pursuant to Section 401(a)(17) of the Code for the Plan Year in which the Bonus (or portion thereof) is payable.
     3.2 Timing of Deferral Elections; Effect of Election Form.
          (a) General Timing Rule for Deferral Elections. Except as otherwise provided in this Section 3.2, in order for a Participant to make a valid election to defer Bonus the Participant must submit an Election Form on or before the deadline established by the Committee, which in no event shall be later than the December 31st preceding the Plan Year in which such compensation will be earned.
          Any deferral election made in accordance with this Section 3.2(a) shall be irrevocable; provided, however, that if the Committee permits or requires Participants to make a deferral election by the deadline described above for an amount that qualifies as Performance-Based Compensation, the Committee may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with Section 3.2(c) below.
          (b) Timing of Deferral Elections for Newly Eligible Plan Participants. An Eligible Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year may be permitted to make an election to defer the portion of Bonus attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Committee, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan.
          If a deferral election made in accordance with this Section 3.2(b) relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.
          Any deferral election made in accordance with this Section 3.2(b) shall become irrevocable no later than the 30th day after the date the Eligible Employee becomes eligible to participate in the Plan.
          (c) Timing of Deferral Elections for Performance-Based Compensation. Subject to the limitations described below, the Committee may determine that an irrevocable deferral election for an amount that qualifies as Performance-Based Compensation may be made by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than 6 months before the end of the performance period.
          In order for a Participant to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this Section 3.2(c), the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election submitted under this Section 3.2(c) be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.
     3.3 Withholding and Crediting of Annual Deferral Amounts. The Annual Deferral Amount shall be withheld at the time the Bonus otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to the Participant’s Annual Account for such Plan Year at the time such amounts would otherwise have been paid to the Participant.
     3.4 Company Contribution Amount.
          (a) For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Annual Account under this Plan, which amount shall be part of the Participant’s Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.4(a), if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the Committee.
(b) If not otherwise specified in an agreement entered into between the Participant and the Employer, the amount (or the method or formula for determining the amount) of a Participant’s Company Contribution Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan in accordance with Section 1.26, no later than the date on which such Company Contribution Amount, as applicable is credited to the applicable Annual Account of the Participant.
     3.5 Vesting.
          (a) A Participant shall at all times be 100% vested in the portion of his or her Account Balance attributable to Annual Deferral Amounts, plus amounts credited or debited on such amounts pursuant to Section 3.6.
          (b) In the event that an Employer makes a Company Contribution Amount, such contributions may be subject to vesting and forfeiture based on a Participant’s continued employment, and/or years of service with the Employer, as may be determined by the Employer. In such case the Employer shall set forth in writing, which shall be deemed to be incorporated into this Plan in accordance with Section 1.26, any such vesting provisions,
     3.6 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:
          (a) Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.
          (b) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.6(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into a default Measurement Fund, selected by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee or in such other manner as is prescribed by the Committee from time to time, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.6(b) may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.
          (c) Proportionate Allocation. In making any election described in Section 3.6(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.
          (d) Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.
          (e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or any trustee, in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or any Trust; the Participant shall at all times remain an unsecured creditor of the Company.
     3.7 FICA and Other Taxes.
          (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus or any other compensation that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.7.
          (b) Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Account Balance attributable to any Company Contribution Amounts, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus, or any other compensation that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such amounts. If necessary, the Committee may reduce the vested portion of the Participant’s Company Contribution Amount in order to comply with this Section 3.7.
          (c) Distributions. The Participant’s Employer(s), or any trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and any trustee of the Trust.
ARTICLE IV.
IN-SERVICE DISTRIBUTION; UNFORESEEABLE EMERGENCIES
          4.1 In-Service Distributions. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive all or a portion of such Annual Deferral Amount, plus amounts credited or debited on that amount pursuant to Section 3.6, in the form of a lump sum payment, prior to incurring a Separation from Service, calculated as of the close of business on or around the Distribution Date designated by the Participant in accordance with this Section (an “In-Service Distribution”). The Distribution Date for the amount subject to an In-Service Distribution election shall be the first business day of any Plan Year designated by the Participant, which may be no sooner than two (2) Plan Years after the end of the Plan Year to which the Participant’s deferral election relates, unless otherwise provided on an Election Form approved by the Committee. A Participant may have in existence no more than five (5) In-Service Distribution elections at any one time.
     Subject to the other terms and conditions of this Plan, each In-Service Distribution elected shall be paid out during a thirty (30) day period commencing immediately after the Distribution Date. By way of example, if an In-Service Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2008, the earliest Distribution Date that may be designated by a Participant would be the first business day of January, 2011, and the In-Service Distribution would be paid out during the thirty (30) day period commencing immediately after such Distribution Date.
     4.2 Postponing In-Service Distributions. A Participant may elect to postpone an In-Service Distribution described in Section 4.1 above, and have such amount paid out during a thirty (30) day period commencing immediately after an allowable alternative Distribution Date designated in accordance with this Section 4.2. In order to make such an election, the Participant must submit an Election Form to the Committee in accordance with the following criteria:
          (a) The election of the new Distribution Date shall have no effect until at least 12 months after the date on which the election is made;
          (b) The new Distribution Date selected by the Participant for such In-Service Distribution must be the first business day of a Plan Year that is no sooner than 5 years after the previously designated Distribution Date; and
          (c) The election must be made at least 12 months prior to the Participant’s previously designated Distribution Date for such In-Service Distribution.

          For purposes of applying the provisions of this Section 4.2, a Participant’s election to postpone an In-Service Distribution shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Participant’s previously designated Distribution Date for such In-Service Distribution.
     4.3 Other Distributions Take Precedence Over In-Service Distributions. Should an event occur prior to any Distribution Date designated for an In-Service Distribution that would trigger payment under Articles V or VI, as applicable, all amounts subject to an In-Service Distribution election shall be paid in accordance with the other applicable provisions of the Plan and not in accordance with this Article IV.
     4.4 Unforeseeable Emergencies.
          (a) If a Participant experiences an Unforeseeable Emergency prior to the occurrence of a distribution event described in Articles V or VI, as applicable, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the Distribution Date for such payout, as determined by the Committee in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.
          If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant’s Distribution Date for such payout shall be the date on which such Committee approval occurs and such payout shall be distributed to the Participant in a lump sum no later than thirty (30) days after such Distribution Date. In addition, in the event of such approval the Participant’s outstanding deferral elections under the Plan shall be cancelled.
          (b) A Participant’s deferral elections under this Plan shall also be cancelled to the extent the Committee determines that such action is required for the Participant to obtain a hardship distribution from the 401(k) Plan pursuant to Treas. Reg. §1.401(k)-1(d)(3).
ARTICLE V.
CHANGE IN CONTROL
     5.1 Change in Control of Hubbell. A Participant, in connection with his or her commencement of participation in the Plan, shall have an opportunity to irrevocably elect to receive his or her vested Account Balance in the form of a lump sum payment in the event that a Change in Control of Hubbell occurs prior to the Participant’s Separation from Service, Disability or death (a “Change in Control Distribution”). The Distribution Date for the Change in Control Distribution, if any, shall be the date on which the Change in Control occurs.

          If a Participant elects not to receive a Change in Control Distribution, or fails to make an election in connection with his or her commencement of participation in the Plan, the Participant’s Account Balance shall be paid in accordance with the other applicable provisions of the Plan.
     5.2 Payment of Change in Control Distribution. The Change in Control Distribution, if any, shall be calculated as of the close of business on or around the Participant’s Distribution Date, as determined by the Committee, and paid to the Participant no later than thirty (30) days after the Participant’s Distribution Date.
     5.3 Change in Control of Employer. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 5.3 shall apply solely with respect to any Participant who is employed by an Employer involved in a Change in Control of Employer:
          (a) Such Participant shall be fully vested in his or her Account Balances as of the date of the Change in Control of Employer.
          (b) Such Employer (or successor in interest thereto) may in its sole discretion either:
               (i) Assume the responsibility for payment of all benefits applicable to such Participants under this Plan, in which case the Company will transfer such liabilities with respect to such Participants to the Employer, or successor in interest thereto and the Company and this Plan shall have no further liability with respect to any such Participants; or
               (ii) Terminate the Plan with respect to such Participants, in which case, the Participant’s shall receive their Account Balances paid in a lump sum within thirty (30) days of the date of the Change in Control of Employer.
ARTICLE VI.
SEPARATION FROM SERVICE, DISABILITY OR DEATH
     6.1 Timing of Benefit. If a Participant experiences a Separation from Service, becomes Disabled or dies while in the employ of the Employer then, the Participant (or in the case of death the Designated Beneficiary) shall receive his or her vested Account Balance in either a lump sum payment or annual installments as elected by the Participant in accordance with Section 6.2. A Participant’s vested Account Balance shall be distributed commencing on the first business day of the seventh month following the date on which the Participant experiences such Separation from Service and within thirty (30) days following the Participant’s Disability or death. If the Participant elected to receive his or her vested Account Balance in installments, the second and each subsequent installment shall be made on the first business day of the Plan Year next following the Plan Year in which the first such installment was paid, each of which shall be a Distribution Date. The Participant’s vested Account Balance shall be calculated on or around each Distribution Date.

     6.2 Payment of Retirement Benefit.
          (a) In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect the form in which his or her Annual Account for such Plan Year will be paid. The Participant may elect to receive each Annual Account in the form of a lump sum or in installments over 5, 10 or 15 years. If the Participant elects installment, then the amount of each annual payment due to the Participant shall be calculated by multiplying the Participant’s vested Account Balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant. For purposes of this Plan, the right to receive payment in annual installments shall be treated as the entitlement to a single payment. If a Participant does not make any election with respect to the payment of an Annual Account, then the Participant shall be deemed to have elected to receive such Annual Account as a lump sum.
          (b) A Participant may change the form of payment for an Annual Account by submitting an Election Form to the Committee in accordance with the following criteria:
     (i) The election shall not take effect until at least 12 months after the date on which the election is made;
     (ii) The new Distribution Date for such Annual Account shall be 5 years after the Distribution Date that would otherwise have been applicable to such Annual Account; and
     (iii) The election must be made at least 12 months prior to the Distribution Date that would otherwise have been applicable to such Annual Account.
          For purposes of applying the provisions of this Section 6.2(b), a Participant’s election to change the form of payment for an Annual Account shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Distribution Date that would otherwise have been applicable to such Annual Account. Subject to the requirements of this Section 6.2(b), the Election Form most recently accepted by the Committee that has become effective for an Annual Account shall govern the form of payout of such Annual Account.
ARTICLE VII.
BENEFICIARY DESIGNATION
     7.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
     7.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing such forms as the Committee shall require, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. The Committee shall be entitled to rely on the last Beneficiary designation form filed by the Participant and accepted by the Committee prior to his or her death.
     7.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.
     7.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.
     7.5 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.
ARTICLE VIII.
LEAVE OF ABSENCE
     8.1 Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a Separation from Service, (a) the Participant shall continue to be considered eligible for the benefits provided under the Plan, and (b) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.
     8.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided under the Plan. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.

ARTICLE IX.
TERMINATION OF PLAN, AMENDMENT OR MODIFICATION
     9.1 Termination of Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to terminate the Plan with respect to all of its Participants. In the event of a Plan termination no new deferral elections shall be permitted for the affected Participants and such Participants shall no longer be eligible to receive new company contributions. However, after the Plan termination the Account Balances of such Participants shall continue to be credited with Annual Deferral Amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Code Section 409A and related Treasury Regulations, and additional amounts shall continue to credited or debited to such Participants’ Account Balances pursuant to Section 3.6. The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective. In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Employer may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by such Employer deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).
     9.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer. Notwithstanding the foregoing, no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made.
     9.3 Effect of Payment. The full payment of the Participant’s vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.
ARTICLE X.
ADMINISTRATION
     10.1 Committee Duties. Except as otherwise provided in this Article X, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.
     10.2 Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
     10.3 Code Section 409A. To the extent applicable, this Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company determines that any benefits payable under this Plan do not comply with Code Section 409A and related Department of Treasury guidance, the Company may amend this Plan or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take such other actions as the Company deems necessary or appropriate to comply with the requirements of Code Section 409A and related Department of Treasury guidance; provided that no such amendment shall be effective without the Participant’s consent unless it preserves the Participant’s economic benefit prior to such amendment.
ARTICLE XI.
OTHER BENEFITS AND AGREEMENTS
     11.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE XII.
CLAIMS PROCEDURES
     12.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
     12.2 Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:
          (a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
          (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
               (i) the specific reason(s) for the denial of the claim, or any part of it;
               (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
               (iv) an explanation of the claim review procedure set forth in Section 12.3 below; and
               (v) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
     12.3 Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
          (a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;
          (b) may submit written comments or other documents; and/or
          (c) may request a hearing, which the Committee, in its sole discretion, may grant.
     12.4 Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
          (a) specific reasons for the decision;
          (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;
          (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and
          (d) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
     12.5 Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 12 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.
ARTICLE XIII.
TRUST
     13.1 Establishment of the Trust. The Employer may enter into a trust agreement creating an irrevocable grantor trust (the “Trust”) for the holding of cash and/or annuity contracts for benefits accrued by the Participants under the Plan. Any assets of the Trust shall be subject to the claims of creditors of the Participant’s Employer to the extent set forth in the Trust and Participants’ interests in benefits under this Plan shall only be those of unsecured creditors of the Employer. In the event of a Change of Control of Hubbell, the Company shall enter into a trust agreement creating an irrevocable grantor trust for the holding of cash and/or annuity contracts in respect of the benefits accrued by the Participants (whether current or former); provided, further, that upon the occurrence of a Change of Control of Hubbell, the Company shall transfer to the trustee of the foregoing trust the maximum amount of assets estimated to be necessary to satisfy each Employer’s obligations hereunder, as in effect immediately prior to the Change of Control of Hubbell.
     13.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.
     13.3 Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE XIV.
MISCELLANEOUS
     14.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations.
     14.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
     14.3 Nonassignability. No benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Notwithstanding any provision herein to the contrary, the Employer may, as the Committee in its sole and absolute discretion shall determine, offset any amount to be paid to a Participant, or Beneficiary hereunder against any amounts which such Participant may owe to an Employer.
     14.4 Incapacity. If a Participant or Beneficiary entitled to receive any benefit hereunder is deemed by the Committee or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such payments shall be paid to such person or persons as the Committee shall designate or to the person’s duly appointed guardian. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.
     14.5 Not a Contract of Employment. Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any individual at any time, with or without cause.
     14.6 Terms. The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine and the singular number as used herein shall include the plural and the plural the singular unless the context clearly indicates a different meaning.
     14.7 Captions. The titles to articles and headings of sections of this Plan are for convenience of reference, and in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.
     14.8 Governing Law. The provisions of this Plan will be construed according to the laws of the State of Connecticut, excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

     14.9 Domestic Relations Orders. If necessary to comply with a domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.
     14.10 Distribution in the Event of Income Inclusion Under Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, or (ii) the unpaid vested Account Balance.
          IN WITNESS WHEREOF, the Company has signed this Plan document as of                                         , 2007.

Hubbell Incorporated, a Connecticut corporation

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